EXHIBIT 23








                                   October 13, 1994




          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Judiciary Plaza
          Washington, D.C.  20549



          Ladies and Gentlemen:

               In accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, our opinion is being delivered and filed as an exhibit to a Registration Statement on Form S-8 (the "Registration Statement") being filed on or about the date of this letter with the Securities and Exchange Commission to register shares of common stock, par value $.01 per share (the "Shares"), of Chicago and North Western Transportation Company (the "Company") which may from time to time be offered by the Company in connection with the Chicago and North Western Transportation Company 1994 Equity Incentive Plan (the "Plan").

               We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to Sonnenschein Nath & Rosenthal under the caption "Item 5: Interests of Named Experts and Counsel" in the Registration Statement.


                                             Very truly yours,

                                             SONNENSCHEIN NATH & ROSENTHAL



                                             By:   /s/ DENNIS N. NEWMAN
                                                     Dennis N. Newman


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